Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

 In connection with the Annual Report of IntelGenx Technologies Corp. (the "Company") on Form 10-K for the year ended December 31, 2020 as filed with the Securities and Exchange Commission (the "Report"), I, Andre Godin, Principal Financial and Accounting Officer of the Company, certify, pursuant to 18 U.S.C. §. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

 (1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

 (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

March 25, 2021	By:	/s/Andre Godin
Andre Godin
President and Chief Financial Officer
(Principal Financial and Accounting Officer)